Arrogene, Inc

2500 Broadway

Building F, Suyite F-125

Santa Monica, CA  90404

CONFIDENTIAL

February 20, 2014

Dear Fellow Shareholder:

I would like to bring our shareholders up to date on our various ongoing initiatives and our decision to conduct an Initial Public Offering (“IPO”).

FINRA 211

One of our highest priorities is to cause a public trading market to develop for our common stock.  To that end,  we requested Spartan Securities of Spokane Washington (“Spartan”) to prepare a submission to FINRA on a Form 211 (under §15c-211 of the Securities Exchange Act of 1934) requesting that FINRA approve our common stock for trading on the over-the-counter market and assign a new ticker symbol for our shares.

In response to that submission, FINRA provided one over-riding comment:  that because of our history and past capitalization, we have too few shareholders who own free-trading shares, and because of that concentration, they would deny Spartan’s application.  FINRA commented further that it recommends we file a registration statement on Form S-1 (“Registration Statement”) registering for resale under the Securities Act of 1933 all of the “restricted securities” currently held by our shareholders.  Restricted Securities are shares acquired without registration under the Securities Act, which includes all of our founders’ shares, shares issued in private placements, as well as shares issued in connection with the reverse merger between Arrogene NanoTechnology, Inc. and SRKP, 16, Inc., our former name.

Our Board of Directors has accepted FINRA’s recommendation, and we are now in the process of (i) completing our Annual Report on Form 10-K for the fiscal year ended October 31, 2013 (including the audited financial statements needed for the 10-K as well as the Registration Statement), and (ii) preparing the Registration Statement to include shares to be sold in the IPO.

In connection with filing the Registration Statement, many of our shareholders will have an opportunity to be included in the Reoffer Prospectus (at no cost), and if you agree to the terms of inclusion, will be designated as “Selling Securityholders”, meaning shareholders whose shares are being registered for resale.  In anticipation of the IPO, as a Selling Securityholder, we will be requesting you to agree to a lock-up of your shares.  It is our current thinking that the lock-up with the Underwriters will restrict sales by Selling Securityholders for six (6) months from the date of effectiveness of the Registration Statement and thereafter will permit a “bleed out” of shares with volumes limited over time.  As a Selling Securityholder, you will have a choice to either agree to the lock-up or elect to have your shares not included in the Registration Statement.

IPO

The Registration Statement containing the Reoffer Prospectus will also include a firm commitment registered public offering of our securities (“Company Offering”) under a separate prospectus (“Company Prospectus”), with WestPark Capital, Inc., and GVC Capital as the Managing Underwriters. There are numerous legal and regulatory issues inherent is such an offering structure, and we cannot assure you that the final Company Offering can be undertaken on specific terms. We continue to evaluate the market for our shares and will inform you of any modification of our current intentions.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

BRIDGE LOAN OFFERING

As the Company is in the development stage and still has not generated any revenues, we need to raise funds to be used for working capital, to cover the cost of the Registration Statement and IPO costs.  Our investment bankers are acting as Placement Agents to offer $350,000 in 10% convertible notes due in twelve months, convertible at the option of the holder (“Notes”).  The Notes will be offered with warrants on a private basis without registration under the Securities Act.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITES. ANY SECURITIES SOLD IN THE CONTEMPLATED BRIDGE OFFERING WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS. ANY OFFER OF SECURITIES SHALL BE MADE SOLELY BY MEANS OF A CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM.

RECENT DEVELOPMENTS

We continue to make progress towards the IND (Investigational New Drug) submission to the FDA for our first therapeutic indication, (AG101).

To that extent we have continued to perfect the target formulation and conducted most of the remaining pre-clinical tests that we can conduct in our own laboratory. At this time we urgently need to conduct certain animal studies, principally in toxicology, that are pre-requisites to our  IND submission to the FDA in a GLP (Good Laboratory Practices) compliant laboratory. We have identified a CRO partner willing and able to conduct such study and agreed on a cost and timeline.  The proposed offering discussed above, if successful,  would provide sufficient capital to allow us to complete this work and submit our IND. Implicit in this is the ability for the company to move from pre-clinical to clinical stage, which we think is pivotal to our future ability to license and drive revenues. Access to this capital relatively soon should allow the company to achieve these milestones in calendar 2014.

With an eye towards our pending clinical development we have retained Ralph Smalling as our consulting VP or regulatory affairs.  Mr. Smalling was with Amgen Inc. for over 23 years. He started with their R&D group and was responsible for the cloning of a number of therapeutic proteins, as well as construction and characterization of the cell bank used in the commercial production of epoetin alfa. He then joined the Regulatory Affairs Department where he held roles of increasing importance and was ultimately named to Amgen's most senior regulatory affairs position. As Vice President of Regulatory Affairs and International Clinical Safety he oversaw the development of more than 40 antibody and recombinant protein therapy projects. He was responsible for US and European regulatory affairs, and for providing regulatory oversight to Canada, Australia and Japan. Under his leadership Amgen obtained marketing authorizations, supplemental approvals, and orphan drug designations in the US, EU, Canada and Australia for numerous products, including Neulasta®, Aranesp®, Kineret®, Infergen® and Neupogen®. Mr Smalling was a member of the industry team that negotiated PDUFA II, and drafted several of the provisions included in the FDAMA legislation passed by Congress in 1997.

I am comforted by the fact that Ralph, after extended diligence on his part, has selected to join our effort at a critical time for our clinical translation. I am certain that his impact with be strategic to our continued development.

We have also completed a number of important advances in our diagnostic imaging platform and have shown the ability for Polycefin to be conjugated with DOTA Gadolinium to act as a sort of “virtual biopsy” utilizing MRI. This is a very promising diagnostic capability which was always intended to be part of our pipeline and is nearing pre-clinical completion. We have recently presented some of this work as an abstract at the CRS Conference.

We have also published some of our pre-clinical toxicity work, continuing to show evidence of lack of toxicity for our target compounds. (Ljubimova et al, Toxicity and efficacy evaluation of multiple targeted polymalic acid conjugates for triple-negative breast cancer treatment, Journal of Drug Targeting, 2013; 21(10): 956-967)

SUMMARY

All of us at Arrogene are focused on the above financing and scientific initiatives.  We look forward to working with our investment bankers through the registration process and each of these offerings in the most timely manner possible.  This capital formation process, if successfully completed, will enable Arrogene to move into clinical trials and further our scientific endeavors.

Sincerely,

Maurizio Vecchione,  President